As filed with the Securities and Exchange Commission on September 8, 2023.

Registration No. 333-265706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F45 TRAINING HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	7997	84-2529722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom Dowd

President and Chief Executive Officer

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter W. Wardle

Daniela L. Stolman

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 229-7242

Approximate date of commencement of proposed sale to the public:

Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This post-effective amendment is being filed by F45 Training Holdings Inc., a Delaware corporation (the “Registrant”), to withdraw and remove from registration all of the Registrant’s common stock, $0.00005 par value per share ( “Common Stock”), remaining unsold under the Registration Statement on Form S-1 (Registration No. 333-265706) (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 17, 2022, registering for resale by the selling stockholders identified in the prospectus (the “Selling Stockholders”) contained in the Registration Statement an aggregate of 18,857,319 shares of Common Stock. The Registration Statement was amended by (i) Post-Effective Amendment No. 1 filed with the Commission on August 19, 2022 to convert the Registration Statement on Form S-1 into a registration statement on Form S-3 and to reflect a reduction in the number of shares of Common Stock being offered by the Selling Stockholders to 346,192 shares of Common Stock (the “Shares”) and (ii) Post-Effective Amendment No. 2 filed with the Commission on August 29, 2022 to file certain exhibits to the Registration Statement, which were declared effective by the Commission on September 12, 2022.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares of Common Stock registered under the Registration Statement that remain unsold, the Registrant hereby removes from registration all of the shares of Common Stock registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 8, 2023.

F45 TRAINING HOLDINGS INC.

By:	/s/ Tom Dowd
Name: Tom Dowd Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Name	Title	Date

/s/ Tom Dowd	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2023
Tom Dowd

/s/ Patrick Grosso	Interim Chief Financial Officer (Principal Accounting and Financial Officer)	September 8, 2023
Patrick Grosso

/s/ Timothy Bernlohr	Director	September 8, 2023
Timothy Bernlohr

/s/ Eugene Davis	Director	September 8, 2023
Eugene Davis

/s/ James Feltman	Director	September 8, 2023
James Feltman

/s/ Lisa Gavales	Director	September 8, 2023
Lisa Gavales

	Director	September 8, 2023
Adam J. Gilchrist

/s/ Elizabeth Josefsberg	Director	September 8, 2023
Elizabeth Josefsberg

/s/ Richard Monje	Director	September 8, 2023
Richard Monje

	Director	September 8, 2023
Anthony Pasqua

/s/ Michael T. Raymond	Director	September 8, 2023
Michael T. Raymond

/s/ Steven Scheiwe	Director	September 8, 2023
Steven Scheiwe

	Director	September 8, 2023
Mark Wahlberg

/s/ Raphael Wallander	Director	September 8, 2023
Raphael Wallander